Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of April __, 2016 (this “Agreement”), is entered into by and among Christopher J. Dunkel (“Dunkel”), Glenn Petersen (“Petersen”), Dena M. Womack (“Womack”), Shawn P. Clark (“Clark”) and Tysen J. Kamin (“Kamin”, each of Dunkel, Petersen, Womack, Clark and Kamin, a "Seller" and collectively, the “Sellers”) and Foothills Petroleum, Inc., a Nevada corporation (“Purchaser”). Purchaser and Sellers are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A.	Each Seller is a principal shareholder of Key Link Assets Corp., a Delaware corporation (the “Company”) and owns his or her shares as follows: (i) Dunkel--1,764,031 (the "Dunkel Shares"); (ii) Petersen--1,764,031 (the "Petersen Shares"); (iii) Womack--3,528,062 (the "Womack Shares"); (iv) Clark--3,528,063 (the "Clark Shares"); (v) Kamin--3,528,063 (the "Kamin Shares" and together with the Dunkel Shares, the Petersen Shares, Womack Shares and Clark Shares, the "Sellers' Shares").

B.	The Sellers own in the aggregate total 14,112,250shares of common stock of the Company, representing not less than 95.987% of the issued and outstanding capital stock of the Company as of the date hereof calculated on an actual basis and a fully-diluted basis.

C.	Each Seller desires to sell to Purchaser, and Purchaser desires to purchase from Sellers all of the Sellers’ Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties agree as follows:

1.                  Purchase and Sale.

Each Seller shall sell, transfer, convey and deliver his or her portion of the Sellers' Shares to the Purchaser , and Purchaser shall acquire and purchase the Sellers’ Shares from each of the Sellers.

2.                  Purchase Price.

(a)                General. The purchase price (the “Purchase Price”) for the Sellers’ Shares, in the aggregate, is $340,000, payable as specified in this Section 2.

(b)               Deposit. Purchaser has previously paid a deposit of $25,000 into an escrow account established by Sellers and Purchaser with Law Offices of Jody M. Walker, an attorney based in Littleton, Colorado (the “Escrow Holder”) which deposit, in net amount of $23,965 less escrow costs payable by Buyer in amount of $1,035, was released by Escrow Holder and remitted to the attorney-client trust account of Synergy Law Group, counsel for the Sellers as of April 15, 2016.

(c)                Payment at Closing. At the Closing (as defined in Section 3(a)), Purchaser shall pay to Sellers the remaining Purchase Price of $316,035, allocated as set forth in Exhibit A hereto.

3.                  The Closing.

(a)                General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as follows:

i.                       Each Seller shall deliver, or cause to be delivered, the share certificate(s) evidencing each Seller’s portion of Sellers’ Shares to the Escrow Holder for benefit of the Purchaser no later than five business days before Closing. In the event the Sellers fail to deliver all of the certificates representing Sellers’ Shares at the Closing this Agreement will be terminated as set forth in Section 3 (c) below.

ii. In addition, each Seller shall deliver to Purchaser, copies of the balance of Seller’s closing deliverables identified below in Section 3(b)(i) (together with the Sellers’ Shares stock certificates, the “Closing Deliverables”) no later than five business days before Closing.

iii. If Purchaser approves of each of the Seller’s Closing Deliverables, Purchaser shall so notify the Sellers.  Upon the receipt of such notification, Purchaser and Sellers shall exchange executed copies of this Agreement via email, with originals to follow via courier.

iv. The Purchaser shall deliver the balance of the Purchase Price to the Escrow Holder.

(b)               Deliveries at the Closing.

(i)                 At the Closing, Sellers shall deliver or cause to be delivered to Purchaser, or any other person described below:

(A)             Certificate(s) evidencing all of the Sellers’ Shares (the “Certificate”), endorsed in blank or accompanied by duly executed assignment documents, in each instance with a signature that is a medallion guaranteed or otherwise acceptable to the Company’s stock transfer agent (the “Transfer Agent”), to be delivered as specified in Section 3(a)(i);

(B)              the Company’s full and complete certificate of incorporation and bylaws, as amended if applicable, certified by the Secretary of the Company;

(C)              the Company’s full and complete minute book and corporate seal and all other original corporate documents and agreements, certified by the Secretary of the Company, as applicable;

(D)             a Certificate of Existence with Status in Good Standing in respect of the Company, issued by the State of Delaware, dated not earlier than five days prior to the Closing;

(E)              a full and complete list of the Company’s stockholders of record, certified by the Transfer Agent as of a date not earlier than three days prior to the Closing (the “Stockholder List”);

(F) the assignments, assumptions, transfers of all claims, debts, liabilities, whether actual, pending or contingent, arising out of any action, or omission from inception of the Company through the Closing (collectively "Liabilities"), such that, to the reasonable satisfaction of the Purchaser and its counsel, the Company shall have no Liabilities outstanding at the Closing; and

(G)             any other documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(ii)               Purchaser shall authorize the Escrow Holder to release to each Seller the portion of the Purchase Price set forth under each Seller’s name on the signature page below.

(c)                Termination. This Agreement shall be terminated if any of the following shall occur (each of such events is a “Termination Event” and together, the “Termination Events”):

(i)                 If the Closing of the transactions contemplated herein does not take place by April 29, 2016, unless extended by mutual consent;

(ii)               If the Purchaser does not approveClosing Deliverables for any of the Sellers; or

(iii)             If any of the Sellers elects not to participate in the transactions contemplated by this Agreement.

Notwithstanding anything of the foregoing this Agreement may be terminated by any of the Sellers’ or Purchaser by providing all of the Parties with a written notice. In the event the Termination Event occurs, the Parties shall promptly notify the Escrow Holder of the termination and instruct the Escrow Holder to return Closing Deliverables to respective Sellers and Purchase Price to Purchaser.

4.                  General Representations and Warranties of Sellers.

Each Seller jointly and severally represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing.

(a)                Each Seller has full power and authority to execute, deliver and perform such Seller’s obligations under this Agreement and to sell, assign, transfer and deliver to Purchaser its portion of the Sellers’ Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b)               Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by any of the Sellers will violate or result in a breach of any term or provision of any agreement to which any of the Sellers are bound or are a party, or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or cause the acceleration of the maturity of any obligation of any of the Sellers’ under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller or any properties or assets of any Seller.

(c)                This Agreement has been duly and validly executed by each Seller, and constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general limitations on the availability of equitable remedies.

(d)               The Sellers’ Shares are owned beneficially and of record by each of the Sellers and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Each Seller owns the Sellers’ Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Sellers’ Shares to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require any of the Sellers to sell, transfer, or otherwise dispose of any capital stock of the Company or voting rights with respect to such stock. None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e)                The dates of acquisition of the Sellers’ Shares by each Seller as specified on Schedule A are true and correct. Such date of acquisition is the respective date on which the Sellers’ Shares were fully paid for by each Seller.

5.                  Special Representations and Warranties of Sellers.

Each Seller, in its capacity and due to its unique knowledge of the operations of the Company obtained in its capacity as principal shareholder, officer and/or director of the Company,

as appropriate, represents and warrants to Purchaser that the statements contained in this Section 5 are correct and complete as of the Closing.

(a)                The Company is a corporation duly incorporated, existing and in good standing under the laws of the Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such authorization is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity ownership or participation in any other entity. Since its formation the Company has continually pursued its business plan, it was not formed to be a "shell" corporation.

(b)               Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof will (i) violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s articles of incorporation or bylaws, (ii) be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or instrument or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, or (iii) be subject to any state takeover defense statutes.

(c)                The Company’s authorized capital stock consists of (i) exactly twenty five million (25,000,000) shares of preferred stock, $0.0001 par value (“Preferred Stock”) of which no shares are issued and outstanding and (ii) exactly one hundred million (100,000,000) shares of common stock, $.0001 par value per share (“Common Stock”), of which exactly 14,702,250 shares are issued and outstanding. No other class or series of stock or other equity securities is authorized or outstanding. The Company has not reserved any shares of stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, the Company’s capital stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including applicable securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among any of the Sellers and any third party, or (iii) to the best knowledge of Sellers, between or among any of the Company’s stockholders other than Sellers. The Company is not a party to any agreement granting any stockholder of the Company the right to require the Company to register any securities under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. The Stockholder List accurately reflects the ownership of record of all of the issued and outstanding shares of the Common Stock. The Company issued and sold 590,000 shares of its common stock pursuant to a registration statement on Form S-1 (No. 333-190836) (the "Registration Statement") declared effective by the United States Securities and Exchange Commission ("SEC") on February 14, 2014. Since the effective date, the Company has filed Post Effective Amendment No.1 on September 2, 2015, Post Effective Amendment No. 2 on October 20, 2015, as declared effective by the SEC on October 23, 2015,and Post Effective Amendment No. 3 on March 25, 2016, as declared effective by the SEC on April 4, 2016 (collectively, with the Registration Statement, the "Amended Registration Statement"). The shares of common stock registered pursuant to or under the Registration Statement or the Amended Registration Statement are hereinafter referred to as the "Registered Shares." The information and other disclosures set forth in the Registration Statement, including the Amended Registration Statement, were true and correct as of the date of filing and do not omit any material disclosures needed to be made therein pursuant to applicable federal and state rules and standards.

(d)               There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to Sellers knowledge, threatened against the Registration Statement or the Amended Registration Statement or the Company and the Registered Shares may be sold and re-sold to others without restriction or violation of federal securities laws.

(e)                The Company has properly and timely filed all required federal, state, local and foreign tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, nor any tax liens (existing or inchoate) on any of the assets of the Company, except for current year taxes not presently due and payable. No federal, foreign, state or local tax audit is currently in progress.

The Company has not waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(f)                The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(g)               No representation or warranty by Sellers in this Agreement, or in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(h)               The Company and Sellers have procured all governmental and third party consents and clearances required as applicable in order to effect the Closing.

(i)                 No claim, action, suit or proceeding of any kind is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or delay consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to own the Sellers’ Shares and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(j)                 The only bank account maintained by the Company is with Chase Bank, and Shawn Clark and Dena Womack are the exclusive signatories on that bank account.

(k)               Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since its inception (the “Company SEC Documents”). Company has made available to Purchaser all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form and substance, in all material respects, with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)                 Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the financial position of Company at the respective dates thereof and the results of Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(m)             Subject to disclosures made in its Company SEC Documents, the Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Company are being made only in accordance with authorizations of management and the Company's Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Company’s assets that could have a material effect on Company’s financial statements.

(n)               Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Company required under the Exchange Act with respect to such reports. Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement and to Company’s auditors and the audit committee, if any, of the Company's Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Purchaser’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(o)               The balance sheet of Company dated as of December 31, 2015 contained in the Company's SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Company has no liabilities other than liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)               The Company Balance Sheet reflects liabilities of $165,080. As of the Closing, the Company shall have no liability, contingent or otherwise. No later than the Closing, each and every liability appearing on the Company Balance Sheet shall have been satisfied and there shall not be any remaining obligations of the Company, all to the full satisfaction of the Purchaser and its counsel.

(q)               Company is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of the Company, published financial statements or other Company SEC Documents.

(r)                 Each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer and each former principal financial officer of Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Company has no outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Company. Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of OTC Bulletin Board, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)                Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Company has been conducted in the ordinary course of business and there has not been or occurred:

                                                              i.      any Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                                                            ii.      any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Closing, would constitute a breach of any section of this Agreement.

(t)                 Since December 31, 2015, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Amended Registration Statement, the Company’s business or prospects, including any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company for the fiscal year ended December 31, 2015, except for the changes contemplated by this Agreement.

(t) Prior to Closing the board of directors of the Company shall have declared four-to-one forward split of the outstanding shares of the Company (the “Corporate Action”) and shall have filed the Issuer Company Related Action Notification form with FINRA in accordance with its rules. For clarification, the Company is only responsible for filing of the Issuer Company Related Corporate Action Notification, and such Corporate Action shall become effective only following the Closing. Following Closing, Purchaser shall continue to work with FINRA to effect the Corporate Action, and neither Sellers nor the Company shall have any further responsibility with respect to the Corporate Action and FINRA.

(u) Prior to Closing the Company shall have filed an application with
OTC Markets to upgrade the listing status of the Company's quotation of its shares from the pink sheets to that of the “OTCQB." For clarification, the Company is only responsible for filing of the initial application and the Purchaser shall continue the OTCQB application process post-closing, and neither Sellers nor the Company shall have any further responsibility with respect to the OTCQB application. Purchaser is responsible for payment of any and all fees related to the OTCQB application.

(v) The Company is currently DTC eligible and shall continue to be DTC eligible as of the Closing, and there shall be no notice of any contemplated change in that status.

6. Representations and Warranties of Purchaser.

Purchaser represents and warrants to Sellers that the statements contained in this Section 6 are correct and complete as of the Closing.

(a)                Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general limitations on the availability of equitable remedies.

(b)               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required under, any existing agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c) Purchaser has procured all governmental and third party consents and clearances required as applicable in order to effect the Closing.

7.                  Post-Closing Covenants.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless and to the extent that the requesting Party is entitled to indemnification therefor under Section 9).

Without limiting the generality of the foregoing, Sellers, jointly and severally, shall, at Purchaser’s expense, procure or assist in procuring in a timely manner any and all legal opinion letters required by the Transfer Agent for the issuance of one or more new stock certificates evidencing the Sellers’ Shares, registered in accordance with Purchaser’s instructions. Notwithstanding the foregoing, it shall be the sole responsibility of the Sellers, at their sole expense, to assure the timely completion of the Company's audited financial statements for the year ended December 31, 2015 and timely preparation and filing with the SEC of the Company's Annual Report on Form 10-K for the year then ended which shall be filed prior to Closing. From and after the Closing the post-Closing board of directors and management of the Company will be entitled to possession of all documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(b)               Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Company, the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless and to the extent that the contesting or defending Party is entitled to indemnification therefor under Section 9).

8.                  Remedies for Breaches of This Agreement.

(a)                Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing (even if a Party knew or had reason to know of any misrepresentation or breach of a representation or warranty by another Party at the time of Closing) and continue in full force and effect until expiration of the applicable statute of limitations.

(b)               Indemnification Provisions for Benefit of Purchaser

(i)                 In the event any Seller breaches any of his or her representations, warranties or covenants contained herein, such Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences (as defined below) Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach. For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii)               Each Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences that Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing (or for any tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing) and (y) for the unpaid taxes of any person (other than the Company) under Section 1.1502-6 of the Treasury Regulations adopted under the Internal Revenue Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii)             Each Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any liabilities or claims arising out of the ownership of the Sellers’ Shares or operation of the Company prior to the Closing.

(iv)             Each Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other liabilities of the Company, whether claimed or actual, existing as of the Closing.

(v)               Each Seller, and its successors-in-interest, affiliates and assigns, hereby, jointly and severally, fully releases, discharges and acquits the Company and Purchaser, and their respective present and former officers, directors, agents, shareholders, attorneys, employees, affiliated corporations and entities, subsidiary corporations and entities, parent corporations and entities, and each of its respective successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, at law, admiralty or in equity (except arising under this Agreement) which such Seller ever had, now has or hereafter can, shall or may have, which are or may be based upon any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters or things of any kind or character, whatsoever, existing or occurring at any time on or before the date of this release. By executing this Agreement, each Seller acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

By executing this Agreement, each Seller hereby expressly waives and relinquishes all rights and benefits under Section 1542, or any other similar statute in any other state or jurisdiction, to the extent it relates to the subject matter of the releases granted herein.

(c)                Indemnification Provisions for Benefit of Sellers.

(i)                 In the event Purchaser breaches any of its representations, warranties or covenants contained herein, Purchaser shall indemnify Sellers and hold them harmless from and against the entirety of any Adverse Consequences (as defined above) any Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach

(ii)               Purchaser shall indemnify each Seller and hold him or her harmless from and against the entirety of any liabilities or claims arising out of the ownership of the Shares or operation of the Company following Closing.

(iii)             Purchaser shall indemnify each Seller and hold him or her harmless from and against the entirety of any Adverse Consequences any Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other liabilities of the Company, whether claimed or actual, that arises following Closing.

(iv)             Purchaser, and its successors-in-interest, affiliates and assigns, hereby fully releases, discharges and acquits each Seller, and their respective present and former officers, directors, agents, shareholders, attorneys, employees, affiliated corporations and entities, subsidiary corporations and entities, parent corporations and entities, and each of its respective successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, at law, admiralty or in equity (except arising under or in connection this Agreement) which Purchaser ever had, now have or hereafter can, shall or may have, which are or may be based upon any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters or things of any kind or character, whatsoever, existing or occurring at any time on or before the date of this release. By executing this Agreement, Purchaser acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

By executing this Agreement, Purchaser hereby expressly waives and relinquishes all rights and benefits under Section 1542, or any other similar statute in any other state or jurisdiction, to the extent it relates to the subject matter of the releases granted herein.

(d)               Matters Involving Third Parties.

(i)                 If any third party shall notify any Party (such notified Party, the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)               Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)             So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the

Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)             In the event any of the conditions in Section 9(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

9.                  Legend. Each certificate evidencing the Sellers’ Shares to be issued upon the closing of this transaction shall be stamped or imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10.              Miscellaneous.

(a)                Fax or Email Execution and Delivery. Execution and delivery of this Agreement by facsimile transmission or PDF electronic mail transmission are legal, valid and binding execution and delivery for all purposes; provided however that each Party shall immediately provide the other Party with an originally executed copy via courier.

(b)               Confidentiality; Public Announcements. Except as and to the extent required by law, no Party will disclose or use, and each Party will direct its representatives not to disclose or use, any information with respect to the transactions which are the subject of this Agreement, without the consent of the other Parties; provided, however, that the foregoing shall not restrict the Company from making any public disclosure it believes in good faith is required by applicable law, any listing or trading agreement, or FINRA or OTCBB or overthecountermarkets.com rules.

(c)                Third-Party Beneficiaries. The Company is an intended third-party beneficiary of Seller’s representations, warranties and obligations under this Agreement. Except as stated in the preceding sentence, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)               Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)                Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Purchaser may (i) assign any or all of Purchaser’s rights and interests hereunder to one or more of Purchaser’s Affiliates (as defined below), and (ii) designate one or more of Purchaser’s Affiliates to perform Purchaser’s obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder, unless and only to the extent that Sellers agree in writing. For purposes of this Agreement, an “Affiliate” of a specified person is a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person.

(f)                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)               Headings. The Section headings in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)               Notices. All notices, requests, demands, claims, and other communications hereunder (any of the foregoing, a “Notice”) must be in writing. Any Notice shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:

At the contact information provided on each Seller’s signature block on signature page below.

If to Purchaser:

Foothills Petroleum, Inc.

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025
Attention: Chief Financial Officer

Any Party may send any Notice to the intended recipient at the address set forth above using any other means (including personal delivery, courier, messenger, fax, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices are to be delivered to such Party by giving the other Parties notification of such change in the manner herein set forth.

(i)                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of California.

(j)                 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by Purchaser and Sellers. No waiver by any Party of any default, misrepresentation, or breach of a representation, warranty or covenant hereunder, intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(k)               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)                 Expenses. Each Party will bear such Party’s own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Seller agrees that the Company has not borne and will not bear any of Sellers costs and expenses (including any of Sellers’ legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m)             Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The

Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in any disclosure schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in a disclosure schedule (if any), shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n)               Incorporation of Schedules and Exhibits. Schedule A and any other schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)               Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 11(p)), without the need to prove irreparable harm or inadequacy of money damages and without the need to post a bond, in addition to any other remedy to which such Party may be entitled, at law or in equity.

(p)               Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court in Los Angeles County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

11.              Post-Closing Agreements.

(a)                Board of Directors of Company. For thirty (30) days following Closing, if so requested by Purchaser, Clark shall remain a director of the Company, during which time he may abstain from voting on any matters that come before the Board of Directors, and the Company shall pay a director’s fee to Clark at Closing in the amount of Two Thousand Five Hundred Dollars ($2,500.00). Purchaser shall indemnify Clark and hold him harmless from and against the entirety of any Adverse Consequences (as defined above) Clark may suffer resulting from, arising out of or relating to any claim against Clark in his capacity as a director of the Company following Closing and during the 30-day period following Closing during which he will serve as a director of the Company. Purchaser, its successors-in-interest, affiliates and assigns, hereby, jointly and severally, fully releases, discharges and acquits Clark and his attorneys, employees, affiliated corporations and entities, and each of their respective successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, at law, admiralty or in equity which such Purchaser ever had, now have or hereafter can, shall or may have, which are or may be based upon any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters or things of any kind or character, whatsoever, existing or occurring at any time during the period following Closing that Clark serves as a director of the Company.

(b)               Stockholder Signature Indemnity. The Company has provided stockholder signature indemnities to Island Stock Transfer, the Company’s transfer agent, attesting to the authenticity of certain stockholder signatures in connection with assignments of stock certificates by Company stockholders outside the United States without a medallion-guaranteed signature. To the extent Company or Purchaser suffers any loss in connection with the Company’s stockholder signature indemnity provided to Island Stock Transfer, Clark hereby agrees to indemnify Company and Purchaser and shall hold Company and Purchaser harmless from and against the entirety of any Adverse Consequences (as defined above) that Company or Purchaser may suffer resulting from, arising out of or relating to any claim involving the authenticity of, or any instruction provided by, the use and acceptance of such non-medallion guaranteed signature.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

BUYER:

FOOTHILLS PETROLEUM, INC.

By:

Name:

Title:

SELLERS:

CHRISTOPHER J. DUNKEL

216 S. Jefferson St.

Suite LL1

Chicago, IL 60661

1,764,031 Shares Sold

1041

[Certificate Number]

By:

GLENN PETERSEN

216 S. Jefferson St.

Suite LL1

Chicago, IL 60661

1,764,031 Shares Sold

1043

[Certificate Number]

By:

Signature Page – KYLK SPA

DENA M. WOMACK

216 S. Jefferson St.

Suite LL1

Chicago, IL 60661

3,528,062 Shares Sold

1044

[Certificate Number]

By:

SHAWN P. CLARK

216 S. Jefferson St.

Suite LL1

Chicago, IL 60661

3,528,063 Shares Sold

1040

[Certificate Number]

By:

TYSEN J. KAMIN

216 S. Jefferson St.

Suite LL1

Chicago, IL 60661

3,528,063 Shares Sold

1042

[Certificate Number]

By: )_

Signature Page – KYLK SPA

Exhibit A

Allocation of Closing Payment

Payment to	Description	Amount
Synergy Law Group, LLC IOLTA Account --on deposit	Released From Jody Walker Escrow	$23,965
Synergy Law Group, LLC IOLTA Account per attached wire instructions	Balance of Purchase Price	316,035
Total		$340,000

[INSERT WIRE INSTRUCTIONS]

Schedule A

Date of Acquisition

Of

Sellers’ Shares by Sellers

Name of Seller	Date of Acquisition
Dunkel	11/29/10
Petersen	11/29/10
Womack	5/13/10
Clark	5/13/10
Kamin	5/13/10